Exhibit 99(a)

FORM OF PROXY

Equitable Bank
11501 Georgia Avenue
Wheaton, Maryland 20902

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUITABLE BANK. The undersigned, a shareholder of Equitable Bank (the “Company”), hereby appoints Gordon N. Luckett and Timothy F. Veith and each of them, the true and lawful attorneys and proxies with full power of substitution, for an in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at                     , on                     , 200   and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS GIVEN. UNLESS OTHER DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, THE RELATED PLAN OF MERGER AND THE COMBINATION AGREEMENT REFERENCED IN THE NOTICE OF SPECIAL MEETING AND IN THE DISCRETION OF THE PROXYHOLDER ON OTHER MATTERS. MANAGEMENT RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER AND THE COMBINATION AGREEMENT.

The undersigned hereby instructs said proxies or their substitutes.

1.    TO APPROVE the Amended and Restated Agreement and Plan of Reorganization dated as of November 12, 2002, a related Plan of Merger and the Combination Agreement and the merger provided therein, pursuant to which Equitable Bank will merge into Branch Banking and Trust Company, and each outstanding share of common stock of Equitable Bank will be converted into the right to receive one share of common stock of BB&T Corporation, as described in the accompanying proxy statement/prospectus. The Amended and Restated Agreement and Plan of Reorganization, the related Plan of Merger and the Combination Agreement are attached to the proxy statement/prospectus as Appendix A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.    In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

The undersigned hereby revokes all proxies heretofore given and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, both dated                     , 200  .

Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE
CARD IN THE ENCLOSED ENVELOPE

DATE:	, 200

Signature:

DATE:	, 200

Signature: